EXHIBIT 16.1

                    Travis Wolff and Company, LLC Letterhead




Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Perma-Tune Electronics, Inc. dated January 17, 2002, relating to Travis Wolff and Company, LLC.



                                   /s/ Travis Wolff and Company, LLC
                                   ----------------------------------------
                                   Travis Wolff and Company, LLC
                                   Certified Public Accountants


Dallas, Texas
January 17, 2002